                     METLIFE INVESTORS DISTRIBUTION COMPANY
                                 SALES AGREEMENT

                                TABLE OF CONTENTS

I.   DEFINITIONS

II.  AUTHORIZATION, REPRESENTATIONS, AND COVENANTS OF METLIFE

III. REPRESENTATIONS AND COVENANTS OF BROKER

IV.  COMPLIANCE WITH APPLICABLE LAW

     4.1  APPLICABLE LAW

     4.2  ANTI-MONEY LAUNDERING AND CUSTOMER IDENTIFICATION

V.   PRINCIPLES OF ETHICAL MARKET CONDUCT

VI.  COMPENSATION

VII. COMPLAINTS AND INVESTIGATIONS

VIII. RECORDS AND ADMINISTRATION

IX.  CUSTOMER INFORMATION AND PROTECTED HEALTH INFORMATION

     9.1  CUSTOMER INFORMATION

     9.2  PROTECTED HELATH INFORMATION ("PHI")

     9.3  PRIVACY NOTICES AND AUTHORIZATION

X.   CONFIDENTIAL INFORMATION

     10.1 CONFIDENTIAL INFORMATION

     10.2 RETURN OF CONFIDENTIAL INFORMATION

     10.3 DAMAGES

XI.  INDEMNIFICATION

XII. GENERAL PROVISIONS

     12.1  TERM AND TERMINATION

     12.2  ASSIGNABILITY

     12.3  AMENDMENTS

     12.4  NOTICES

     12.5  ARBITRATION

     12.6  GOVERNING LAW

     12.7  ENTIRE UNDERSTANDING

     12.8  THIRD PARTY BENEFICIARIES

     12.9  NON-EXCLUSIVITY

     12.10 NON-SOLICITATION OF EMPLOYEES AND AGENTS

     12.11 WAIVER

     12.12 COUNTERPARTS

     12.13 SEVERABILITY

     12.14 TRADEMARKS

     12.15 PREPARATION OF CERTIFICATES

     12.16 PARTIES' CONTROL OF BUSINESS AND OPERATIONS

                     METLIFE INVESTORS DISTRIBUTION COMPANY
                                 SALES AGREEMENT

This agreement, including the exhibits attached hereto (collectively the
"Agreement") is made, entered into and effective as of                         ,
                                                       ------------------------
2007, ("Effective Date") by and among MetLife Investors Distribution Company, a
Delaware corporation ("MLIDC"), and                            , (the "Broker")
                                    ---------------------------
that is registered as a broker dealer with the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934, as amended, (the "1934 Act") and a member of the Financial Industry Regulatory Authority ("FINRA") and is also either licensed as an insurance agency or is affiliated with one or more validly licensed insurance agencies.

                                   WITNESSETH:

WHEREAS, MLIDC and its Affiliates (as hereafter defined) issue or provide access to certain insurance and financial products;

WHEREAS, Broker sells and services insurance and financial products and wishes to sell and service certain of MLIDC's and its Affiliates insurance and financial products;

WHEREAS, MLIDC proposes to compensate Broker for such sales and servicing;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

                                   ARTICLE I.
                                   DEFINITIONS
                                   -----------

Section 1.1. The following terms, when used in this Agreement, shall have the meanings set forth in this Article I. Other terms may be defined throughout this Agreement. Definitions shall be deemed to refer to the singular or plural as the context requires:

     (a) Affiliate - Any entity that directly or indirectly controls, is controlled by or is under common control with MLIDC or Broker, as applicable, including, without limitation, any entity that owns 25% or more of the voting securities of any of the foregoing and any entity that is a subsidiary of any of the foregoing.

     (b) Agency - Those agencies identified in Exhibit D hereto, which are properly licensed to participate in the business of insurance.

     (c) Applicable Law - Shall have the meaning given to such term in Article IV of this Agreement.

     (d) Business Day - Any day other than a Saturday, Sunday or a federal legal holiday.

     (e) Confidential Information - Includes without limitation, (i) statistical, premium rate and other information that is identified by MLIDC as commercially valuable, confidential, proprietary or a trade secret, including but not limited to information regarding MLIDC's systems and rating methodology; and (ii) any information identified in writing by a party as confidential at the time the information is divulged to the other party.

          Confidential Information does not include any information, written or oral, which (i) at the time of disclosure or thereafter is generally available in the public domain (other than as a result of a disclosure in violation of this Agreement), (ii) has been received, obtained, developed or created by the receiving party independently from the performance of its obligations under this Agreement, or (iii) was made available to the receiving party on a non-confidential basis from a source other than the disclosing party, provided that such source is not and was not bound by an independent obligation of confidentiality.

     (f) Contracts - Those contracts and policies that are identified on Exhibits A and B attached hereto, which Exhibits may be amended at any time by MLIDC in its sole discretion.

     (g)  Customer Complaint - Shall have the meaning given to such term in
          Section 7.2 of this Agreement.

     (h) Customer Information - Information in electronic, paper or any other form that Broker or its representatives obtained, had access to or created in connection with its obligations under this Agreement regarding individuals who applied for or purchased MLIDC products. Customer Information includes Nonpublic Personal Information, as defined below in paragraph (j), and Protected Health Information, as defined in paragraph (m). Customer Information may also include, but is not limited to, information such as the individual's name, address, telephone number, social security number, as well as the fact that the individual has applied for, is insured under, or has purchased a MLIDC product. Customer Information does not, however, include information that is (i) generally available in the public domain (other than as a result of a disclosure in violation of this Agreement) and is derived or received from such public sources by Broker; (ii) received, obtained, developed or created by the Broker independently from the performance of its obligations under this Agreement; (iii) disclosed to the Broker by a Third Party, provided such disclosure was made to Broker without any violation of an independent obligation of confidentiality or Applicable Law.

     (i) HIPAA - The Health Insurance Portability and Accountability Act of 1996, as now in force or hereafter amended, and all related regulations.

     (j) Nonpublic Personal Information - Nonpublic personal information means financial or health related information by which a financial institution's consumers and customers are individually identifiable, including but not limited to nonpublic personal information as defined by Title V of the Gramm-Leach-Bliley Act and regulations adopted pursuant to the Act.

     (k) Non-variable Contracts - Those Contracts that include, without limitation, non-variable rate annuity contracts, non-variable life insurance policies, long term care insurance and other fixed insurance contracts, issued by MLIDC or its Affiliates, as identified in Exhibit B, which Exhibit may be amended at any time by MLIDC in its sole discretion.

     (l) Prospectus - The prospectuses and statements of additional information included within the Registration Statements referred to herein or filed pursuant to the Securities Act of 1933 and the Investment Company Act of 1940, as amended.

     (m) Protected Health Information ("PHI") - Information related to individuals who have applied for, have purchased or are insured under MLIDC products that are considered to be health plans subject to HIPAA, such as MLIDC's long-term care insurance policies and riders, for the purposes of this Agreement and, consistent with regulations issued pursuant to HIPAA. PHI is defined as individually identifiable information that is transmitted or maintained in any medium and relates to: the past, present or future physical or mental health or condition of an individual; the provision of health care to an individual; or future payment for the provision of health care to the individual. This definition of PHI includes demographic information about the individual, including, but not limited to, names, geographic subdivisions smaller than a state (including but not limited to street addresses and ZIP codes); all elements of dates (except year) for dates directly related to an individual, including but not limited to birth date; telephone numbers; fax numbers; electronic mail (E-mail) addresses; Social Security numbers; medical record numbers; health plan beneficiary numbers; account numbers; certificate/license numbers; vehicle identifiers and serial numbers, including license plate numbers; device identifiers and serial numbers; Web Universal Resource Locators; Internet Protocol address numbers; biometric identifiers, including finger and voice prints; full face photographic images and any comparable images; and any other unique identifying number, characteristic, or code.

     (n) Registration Statements - Registration statements and amendments thereto filed with the SEC relating to the Variable Contracts, including those for any underlying investment vehicle or variable insurance rider.

     (o) Representatives - Those individuals, accepted by MLIDC or its Affiliates to solicit and sell Contracts under the terms of this Agreement, who are licensed and appointed as a life insurance agent of MLIDC or its Affiliates, and with respect to registered products, are also registered with Broker in compliance with the 1934 Act.

     (p)  Third Party - A party that is not a signatory to this Agreement.

     (q) Variable Contracts - Those Contracts that include variable life insurance policies, variable annuity contracts, variable insurance riders and other variable insurance contracts, issued by MLIDC or its Affiliates, as identified in Exhibit A, which Exhibit may be amended at any time by MLIDC in its sole discretion.

     (r)  1933 Act - The Securities Act of 1933, as amended.

     (s)  1934 Act - The Securities Exchange Act of 1934, as amended.

                                   ARTICLE II

             AUTHORIZATIONS, REPRESENTATIONS, AND COVENANTS OF MLIDC
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Section 2.1. Authorization. MLIDC represents that it is duly authorized, on
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behalf of itself and each Affiliate that issues or provides access to the Contracts, to enter into this Agreement with Broker to distribute such Contracts.

Section 2.2. Solicitation of Applications.
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     (a)  Solicit Non-variable Contract Applications. MLIDC authorizes Broker
          ------------------------------------------
          through its Representatives to solicit applications for the Non-variable Contracts, provided that (i) Broker shall not solicit applications for Non-variable Contracts except in those states where it and its Representatives are appropriately licensed; (ii) in which the Non-variable Contracts are qualified for sale under Applicable Law; and (iii) Broker complies in all other respects with the published policies and procedures of MLIDC or its Affiliates, as applicable, and with the terms of this Agreement.

     (b)  Solicit Variable Contract Applications. MLIDC authorizes Broker
          --------------------------------------
          through its Representatives to offer and sell the Variable Contracts, provided that (i) Broker shall not solicit applications for Variable Contracts except in those states where it is and its Representatives are appropriately licensed; (ii) there is an effective Registration Statement relating to such Variable Contracts; (iii) such Variable Contracts are qualified for sale under Applicable Law in such state in which the sale or solicitation is to take place; and (iv) Broker complies in all other respects with the published policies and procedures of MLIDC and its Affiliates, and with the terms of the Agreement.

Section 2.3. Required Notices to Broker. MLIDC shall notify Broker or its
             --------------------------
designee of the issuance by the SEC of any stop order with respect to a Registration Statement or the initiation of any proceeding by the SEC relating to the registration and/or offering of Variable Contracts and of any other action or circumstances that makes it no longer lawful for MLIDC or its Affiliates to offer or issue one or more of Variable Contracts. MLIDC shall advise Broker of any revision of or supplement to any Prospectus related to the Variable Contracts or underlying investments of such Variable Contracts.

Section 2.4. Rights of MLIDC. Without limiting MLIDC and its Affiliates absolute
             ---------------
control of their business and operations or other rights under this Agreement, MLIDC and its Affiliates shall specifically retain authority to:

     a) refuse for any reason to appoint a Representative and cancel any existing appointment at any time;

     b) direct the marketing of its financial and insurance products and services;

     c)   refuse to issue any Product;

     d)   underwrite all insurance policies issued by it;

     e)   cancel risks;

     f)   handle all matters involving claims adjusting and payment;

     g)   prepare all policy forms and amendments;

     h) maintain custody of, responsibility for and control of all investments; and

     i) withdraw a Contract from sale or change or amend a Contract at MLIDC's discretion.

Section 2.5. Broker's Access to Copies of Documents. During the term of this
             --------------------------------------
Agreement, MLIDC shall provide Broker, without charge and when applicable, with as many copies of the Contract prospectus(es), current underlying mutual fund prospectus(es), statements of additional information and applications for the Contracts, as Broker may reasonably request. Upon receipt from MLIDC of updated copies of the Contract prospectus(es), current underlying mutual fund prospectus(es), statements of additional information and applications for the Contracts, Broker shall promptly discard or destroy all copies of such documents previously provided to them, except such copies as are needed for purposes of maintaining records as may be required in Article VIII and by Applicable Law. Upon termination of this Agreement, Broker shall promptly return to MLIDC all Contract prospectus(es), current underlying mutual fund prospectus(es), statements of additional information, Contract applications and other materials and supplies furnished by MLIDC to Broker or to its Representatives, except for copies required for maintaining records as may be required in Article VIII and by Applicable Law.

Section 2.6. Advertising Material. During the term of this Agreement, MLIDC or
             --------------------
its Affiliates shall be responsible for providing and approving all promotional, sales and advertising material to be used by Broker. MLIDC shall file such materials or shall cause such materials to be filed with the SEC, FINRA, and any state securities or insurance regulatory authorities, as required by Applicable Law.

Section 2.7. Marketing Reports. MLIDC or its Affiliate shall compile periodic
             -----------------
marketing reports summarizing sales results to the extent reasonably requested by Broker.

                                   ARTICLE III

                     REPRESENTATIONS AND COVENANTS OF BROKER
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Section 3.1. Appointment of Broker. Broker shall solicit, sell and service the
             ---------------------
Contracts and shall use commercially reasonable efforts to find suitable purchasers for the Contracts. Broker represents and warrants that it shall only offer Contracts in those states where it or its Agency is appropriately licensed and has obtained any other appointments, approvals, licenses, authorizations, orders or consents which are necessary to enter into this Agreement and to perform its duties hereunder.

Section 3.2. Licenses, Appointments and Approvals. Broker represents and
             ------------------------------------
warrants that it is a registered broker-dealer under the 1934 Act, has all necessary broker-dealer licenses, is a member in good standing with the FINRA, and is licensed as an insurance broker and has obtained any other approvals, licenses, authorizations, orders or consents which are necessary to enter into this Agreement and to perform its duties hereunder. Broker further represents that its Representatives who shall be soliciting applications for the Contracts, whether alone or jointly with representatives of MLIDC or its designee, shall at all times be appropriately registered and/or licensed as required by Applicable Law and shall comply with all requirements of Applicable Law. Broker further represents that neither it nor any of its Representatives are currently under investigation by any insurance regulator, the FINRA, any other self-regulatory organization or other governmental authority, including but not limited to the SEC and Departments of Insurance (except for any investigations of which it has notified MLIDC in writing). Broker further represents that it shall notify MLIDC of the existence and subject matter of any formal or informal investigation of Broker or any of its agents that is commenced by any insurance regulator, the FINRA or SEC, any other self regulatory organization or other governmental authority, in connection with the sale of the Contracts. Broker further represents that it shall immediately notify MLIDC in writing if it or any of its Representatives have any of their respective licenses, which are required under this Agreement for the solicitation of, sale of or provision of services to the Contracts, surrendered, removed, revoked, cancelled or suspended, whether voluntarily or involuntarily.

Section 3.3. Policies and Procedures. Broker shall comply with the policies and
             -----------------------
procedures of MLIDC and its Affiliates with respect to the solicitation, sales and administration of Contracts and services Broker and Representatives are authorized to sell and service under the Agreement, including, but not limited to, privacy policies and procedures, as those policies and procedures may be provided to Broker by MLIDC from time to time.

Section 3.4. Disclosure of Relationship with MLIDC and Disclosure of
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Compensation. If and as required by Applicable Law, Broker shall disclose in
------------
writing to each applicant for a Contract Broker's relationship with MLIDC and the compensation, and anything of value, Broker receives from MLIDC for the services performed under this or any other Agreement. MLIDC reserves the right to disclose to its purchasers of Contracts, and potential purchasers of Contracts, details regarding compensation, and anything of value, it, and any MLIDC affiliate, may pay to Broker, or any of its affiliates, under this Agreement and any other agreement.

Section 3.5. Education, Training, Supervision and Control of Representatives.
             ---------------------------------------------------------------
Broker shall train, supervise and be solely responsible for the conduct of its Representatives in their solicitation and servicing activities in connection with the Contracts, and shall supervise Representatives' strict compliance with Applicable Law, as well as the rules and procedures of MLIDC pertaining to the solicitation, sale and submission of applications for the Contracts and the provision of services relating to the Contracts. Broker shall conduct background investigations of its current and proposed new Representatives to determine their qualifications, good character and moral fitness to sell the Contracts and shall provide MLIDC with copies of such investigations upon MLIDC's written request. Likewise, Broker is solely liable for the acts and omissions of its Representatives in the course of conducting its business.

Section 3.6. Broker/Representative Communications. Neither Broker nor any of its
             ------------------------------------
Representatives, are authorized by MLIDC or its Affiliates to give any information or make any representation in connection with this Agreement or the offering of the Contracts other than those contained in the Contract, Prospectus, or promotional material authorized for use in writing by MLIDC or its Affiliates. Broker shall not make any representations or give information that is not contained in the Contract, Prospectus or promotional material of the Contracts.

Section 3.7. Suitability Requirements. Broker shall establish and maintain a
             ------------------------
system to supervise its Representatives reasonably designed to ensure that, in making a recommendation to purchase a Contract (including as a part of an exchange), the Representative has reasonable grounds to believe that, based on facts disclosed by the purchaser, the purchase of the Contract is suitable for the purchaser as and to the extent required by Applicable Law. As part of the supervisory system, Broker shall maintain written procedures and conduct periodic reviews of its records that are reasonably designed to achieve compliance with these requirements. Broker shall be solely responsible for determining the suitability of recommendations to purchase a Contract made by its Representatives in accordance with Applicable Law, and shall, upon a reasonable written request from MLIDC, provide written documentation of such process, including without limitation the certifications required in Section
4.3. To the extent required by Applicable Law and upon written request from MLIDC, Broker shall promptly provide documentation and other information reasonably necessary to allow MLIDC or its Affiliates to determine that Broker is performing the required functions described above.

Section 3.8. Application Review. Broker shall review diligently all Contract
             ------------------
applications for accuracy and completeness and for compliance with the conditions herein, including the suitability and prospectus delivery requirements, and shall take all reasonable and appropriate measures to ensure that applications submitted to MLIDC are accurate, complete, compliant with the conditions herein, and approved by a qualified registered principal.

Section 3.9. Replacement. Broker certifies on behalf of itself, its
             -----------
Representatives and its Agencies that it shall adhere to Applicable Law before it receives or solicits any applications for Contracts. In addition to the conditions and limitations elsewhere contained in this Agreement and the Compensation Schedules, no first year commission shall be payable on replacements or switches of any Contract with another Contract, which are undisclosed, and which require disclosure by Applicable Law or MLIDC's or its Affiliates' rules on replacement transactions. Specific replacement or switching rules of each applicable Affiliate are described in the Rewritten Business Rules, which are attached hereto as Exhibit C and incorporated herein by reference and which may be amended at any time by MLIDC in its sole discretion.

MLIDC shall provide Broker with written guidelines of MLIDC's position with respect to the acceptability of replacements (the "Replacement Guidelines"), which Replacement Guidelines may be amended at any time by MLIDC in its sole discretion. Broker shall provide each of its Representatives with a copy of the Replacement Guidelines. Broker shall establish and maintain a system to supervise its Representatives reasonably designed to review the appropriateness of each replacement transaction and each transaction's conformity with the Replacements Guidelines. As part of its supervisory system, Broker shall implement procedures that are reasonably designed to detect transactions that are replacements of existing policies or contracts, but that have not been reported as such by the Representative making the sale. These procedures must include, but are not limited to, systematic customer surveys and interviews, confirmation letters and programs of internal monitoring. Broker shall be solely responsible for determining that a replacement transaction by any of its Representatives is in compliance with MLIDC's Replacement Guidelines and with Applicable Law. To the extent required by Applicable Law and upon written request from MLIDC, Broker shall promptly provide documentation and other information reasonably necessary to allow MLIDC or its Affiliates to determine that Broker is performing the required functions described in this Section 3.9.

Section 3.10. Audit of Representatives. Broker shall maintain reasonable
              ------------------------
procedures for its periodic audit of its Representatives' sales practices and shall, upon a reasonable written request from MLIDC, provide a written report to MLIDC on the results of such audits; provided, however, that Broker shall retain sole responsibility for the supervision, inspection and control of its Representatives.

Section 3.11. Collection of Payments. Only the initial purchase payments for the
              ----------------------
Contracts shall be collected by Representatives of Broker. All such purchase payments shall be remitted promptly in full (and in no event later than the time permitted under Applicable Law) together with any related application, forms and any other required documentation to MLIDC or the appropriate Affiliate. The Broker shall make such remittances in accordance with any and all policies and procedures described in the Contract, prospectus, if appropriate, or as otherwise adopted by MLIDC and its Affiliates.

Section 3.12. Contract Delivery. Unless otherwise requested by Broker and agreed
              -----------------
to by MLIDC, once a Contract has been issued, it shall be delivered to Broker and, after review by Broker, shall be timely delivered by Broker to the applicant, accompanied by any documents required to be delivered by Applicable Law and any additional appropriate documents. In the case of long-term care insurance, Broker shall ensure delivery of each new long-term care insurance contract within thirty (30) days of the contract's approval date. MLIDC shall confirm or cause to be confirmed to customers all Contract transactions, to the extent required by Applicable Law, and shall administer the Contracts after they have been delivered, but may from time to time require assistance from Broker. If a purchaser exercises the free look rights under a Contract, Broker shall indemnify MLIDC for any loss incurred by MLIDC or its Affiliates that results from Broker's failure to promptly deliver such Contract to its purchaser.

Section 3.13. Rejection of Applications and Return of Contracts. Broker
              -------------------------------------------------
acknowledges that MLIDC, on behalf of itself and its Affiliates, shall have the unconditional right to reject, in whole or in part, any application for a Contract. If MLIDC rejects an application, MLIDC or its Affiliate shall immediately return any purchase payments received directly to the Broker, and Broker shall be responsible for promptly returning such payments to the purchaser. If any purchaser of a Contract elects to return such Contract pursuant to any law or contractual provision, any purchase payment made or such other amount, as the Contract or Applicable Law shall specify, shall be returned by MLIDC or its Affiliates to the Broker and the Broker shall be responsible for promptly returning such payments to the purchaser.

Section 3.14. Independent Contractor. Except as otherwise required by Applicable
              ----------------------
Law, Broker is not a principal, underwriter or agent of MLIDC or its Affiliates, or any separate account of MLIDC or its Affiliates. It is understood and acknowledged that Broker, its agents, designees or Representatives are independent contractors and not employees of MLIDC or any of its subsidiaries or affiliates. None of the terms of this Agreement shall be construed as creating an employer-employee relationship between Broker, its agents, designees or Representatives, on the one hand, and MLIDC, on the other hand. Broker, its agents and its other representatives, shall not hold themselves out to be employees of MLIDC or its Affiliates in this connection or in any dealings with the public. Neither Broker nor its agents, designees or other representatives shall have authority on behalf of MLIDC or its Affiliates to alter or amend any Contract or any form related to a Contract to adjust or settle any claim or commit MLIDC or its Affiliates with respect thereto, or bind MLIDC or its Affiliates in any way; or enter into legal proceedings in connection with any matter pertaining to MLIDC's business without its prior written consent. Broker shall not expend, nor contract for the expenditure of, funds of MLIDC or its Affiliates nor shall Broker possess or exercise any authority on behalf of MLIDC other than that expressly conferred on Broker by this Agreement.

Section 3.15. Promotional Materials. To the extent that Broker uses brochures,
              ---------------------
other promotional materials and literature, and training material in connection with marketing or servicing Contracts, or that mention MLIDC, its products or services in any way (collectively referred to herein as "MLIDC Materials"), such MLIDC Materials shall only be used with the prior written approval of MLIDC. Similarly, Broker shall not use any information related to MLIDC or Contracts on any Web site without the prior written consent of MLIDC. Any requests for written approval of materials for use by Broker shall be submitted in writing by Broker to the individual and offices as directed by MLIDC.

Section 3.16. Instructions by Representative. Broker and Agency shall be solely
              ------------------------------
responsible for the accuracy and propriety of any (i) instruction given to MLIDC by a Representative on behalf of an owner or prospective owner of a Contract, or
(ii) action taken by a Representative on behalf of an owner or prospective owner of a Contract. MLIDC shall have no responsibility or liability for any action taken or omitted by it in reliance on or by acceptance of such an instruction or action.

Section 3.17. Furnishing Information. Broker shall furnish MLIDC and any
              ----------------------
regulatory authority with jurisdiction over the subject matter of this Agreement with any information, documentation, or reports prepared in connection with or related to this Agreement which may be requested by MLIDC or such a regulatory authority in order to ascertain whether the operations of MLIDC or Broker related to the Contracts are being conducted in a manner consistent with Applicable Law.

Section 3.18. Authority. Broker represents that it has full authority to enter
              ---------
into this Agreement and that by entering into this Agreement it shall not impair any other of its contractual obligations with respect to sales of any Contract.

Section 3.19. Insurance Coverage.
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     a)   Fidelity Bond. Broker shall secure and maintain a fidelity bond
          -------------
          (including coverage for larceny and embezzlement), issued by a bonding company acceptable to MLIDC, covering all of its directors, officers, agents, Representatives, associated persons and employees who have access to funds of MLIDC or its Affiliates. This bond shall be maintained at Broker's expense in at least the amount prescribed under Rule 3020 of the FINRA Conduct Rules or future amendments thereto. Broker shall provide MLIDC with satisfactory evidence of said bond upon MLIDC's reasonable request. Broker hereby assigns any proceeds received from a fidelity bonding company, or other liability coverage, to MLIDC, for itself or on behalf of its Affiliates, as their interest may appear, to the extent of its loss due to activities covered by the bond, policy or other liability coverage.

     b)   Plan of Insurance. Broker shall maintain in full force and effect
          -----------------
          during the term of this Agreement a plan of insurance (which may be a plan of self-insurance if agreed to by MLIDC) which shall provide coverage for errors and omissions of Broker and its directors, officers, employees, agents, Agencies and Representatives, in such amounts and scope of coverage as are acceptable to MLIDC in its sole discretion. If requested by MLIDC, Broker shall provide evidence of coverage under an insurance policy, or a plan of self-insurance, satisfactory to MLIDC showing the amount and scope of coverage provided. If such insurance plan terminates for any reason during the term of this Agreement, Broker shall immediately notify MLIDC in writing of such termination and MLIDC shall have the right to immediately terminate this Agreement.

     c)   Loss of coverage. The authority of any Representative to solicit and
          ----------------
          procure Contracts hereunder shall terminate automatically upon the termination of such Representative's coverage under the Broker's fidelity bond or plan of insurance referred to in subsections (a) and
          (b) above.

Section 3.20. Agency Distribution of Variable Contracts. In such cases where
              -----------------------------------------
Broker intends to distribute the Variable Contracts through an Agency, Broker further represents that Agency shall engage in the offer or sale of Variable Contracts only through persons who are Representatives of the Broker. Broker shall further ensure that unregistered employees shall not engage in any securities activities requiring registration, nor receive any compensation based on transactions in securities or the provision of securities advice.

Section 3.21. Market Timing.
              --------------

     (a) Broker shall not, and Broker shall take all steps necessary to ensure that its Representatives and any Agency shall not (i) solicit, offer or sell Variable Contracts in connection with or to facilitate any program, plan or arrangement involving market timing transactions in underlying mutual funds within Variable Contracts, or (ii) take any other actions that would promote, encourage or facilitate market timing transactions in the underlying mutual funds within Variable Contracts.

     (b) Notwithstanding the foregoing, Broker and its Representatives may provide incidental services in the form of guidance to applicants and owners of Variable Contracts regarding the allocation of premium and Variable Contract value, provided that such services are (i) solely incidental to Broker's activities in connection with the sales of the Variable Contracts, (ii) subject to the supervision and control of Broker, (iii) furnished in accordance with any rules and procedures that may be prescribed by MLIDC, and (iv) not promoting, encouraging or facilitating market timing transactions in the underlying mutual funds within Variable Contracts.

Section 3.22. Prohibited Solicitation With Contract Holders. For a period of 12
              ----------------------------------------------
months after termination of the Agreement, the Broker and Agency shall not, directly or indirectly, and on a systematic basis, contact the contract holders of MLIDC or its Affiliates or condone such contact for the purpose of inducing any such contract holders to lapse, cancel, and fail to renew or replace any Contract. If the Broker or Agency, in the judgment of MLIDC is determined to have engaged in such prohibited activity, then MLIDC shall have the right to declare the Broker's and Agency's claims for compensation or any other benefit under the Agreement to be forfeited and void. MLIDC, on behalf of itself and its Affiliates, may also pursue all remedies, including injunction, to assure compliance with the covenants in this Section 3.22 and shall, if successful, be entitled to recover from the Broker and Agency all costs and expenses incurred in pursuing such remedies, including reasonable attorneys' fees.

                                   ARTICLE IV
                         COMPLIANCE WITH APPLICABLE LAW
                         ------------------------------

Section 4.1. Applicable Law. MLIDC and Broker shall comply with all applicable
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state and federal statutes, laws, rules, and regulations including without limitation, state insurance laws, rules and regulations, and federal and state securities laws, rules and regulations ("Applicable Law"). Applicable Law also includes applicable guidelines, policies, and rulings of federal and state regulatory organizations and agencies, including without limitation state insurance departments, the SEC and the FINRA, consumer privacy laws, HIPAA and any other state or federal laws, rules or regulations and decisions, orders and rulings of state and federal regulatory agencies that are now or may hereafter become applicable to the parties hereto and the transactions that are the subject of this Agreement.

Section 4.2. Anti-Money Laundering and Customer Identification.
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     a) Broker shall comply with all applicable anti-money laundering laws, regulations, rules and government guidance, including the reporting, recordkeeping and compliance requirements of the Bank Secrecy Act ("BSA"), as amended by The International Money Laundering Abatement and Financial Anti-Terrorism Act of 2002, Title III of the USA PATRIOT Act ("the Act"), its implementing regulations, and related SEC and SRO rules. These requirements include requirements to identify and report currency transactions and suspicious activity, to implement a customer identification program to verify the identity of customers, and to implement an anti-money laundering compliance program. As required by the Act, Broker certifies that it has: a comprehensive anti-money laundering compliance program that includes, policies, procedures and internal controls for complying with the BSA; policies, procedures and internal controls for identifying, evaluating and reporting suspicious activity; a designated compliance officer or officers; training for appropriate persons; and an independent audit function.

     b) Further Broker certifies, and shall certify to MLIDC annually hereafter, that it has established and implemented a training program for appropriate persons, including appropriate employees and all Representatives registered with Broker, and that such program includes training on the requirements of Broker's anti-money laundering compliance program and on the identification of "red flags" associated with money laundering risks related to MLIDC's covered products, as they are defined in the regulations promulgated under Section 352 of the Act in accordance with the definitions provided in Section 103.37(a)(4).

          Broker shall provide training to all appropriate persons, including its appropriate employees and all Representatives registered with Broker concerning their responsibilities under the company's anti-money laundering program, and that such training shall include instruction on the identification of "red flags" associated with money laundering risks related to MLIDC's covered products, as they are defined in the regulations promulgated under Section 352 of the Act in accordance with the definitions provided in Section 103.37(a)(4).

     c) Further Broker certifies, and shall certify to MLIDC annually hereafter, that it has established and implemented a Customer Identification Program, in compliance with applicable regulations, as part of its anti-money laundering compliance program that, at a minimum, requires: (i) the verification of the identity of any customer seeking to open an account; (ii) the retention of a record of the information used to verify each customer's identity; and (iii) the determination, within a reasonable time before or after the account is opened, as to whether the customer appears on any lists of known or suspected terrorists or terrorist organizations as provided to it by any government agency.

     d) Broker shall verify the identity of each customer that it introduces to MLIDC, whether through documentary or non-documentary means, and that MLIDC shall rely upon such verification, as prescribed by the regulations promulgated under Section 326 of the Act in accordance with the safe-harbor provided in Section 103.122(b)(6) of the regulations under the Act.

     e) Broker shall immediately notify MLIDC of any activity, behavior, or transaction that results in Broker filing a suspicious activity report and that it shall share information to the extent permissible under the regulations promulgated under Section 314 of the Act in accordance with the safe harbor provided in Section 103.110(b)(5) of the regulations under the Act.

Section 4.3. Suitability Certification. To the extend required by Applicable Law
             --------------------------
and in accordance with Section 3.7, Broker hereby certifies, and shall hereafter annually certify in writing to MLIDC, to the following:

          With respect to the solicitation and sale of fixed and variable annuity Contracts offered by MLIDC and its Affiliates, Broker has in place a system to supervise recommendations made for the Contracts that is reasonably designed to achieve compliance with state insurance laws or regulations regarding suitability and, with respect to variable annuities, to comply with applicable FINRA Conduct Rules, including Rule 2310, regarding suitability. As part of this supervisory system Broker maintains written procedures and conducts periodic reviews of its records that are reasonably designed to achieve compliance with these requirements.

Annual certificates shall be signed by an authorized senior officer or manager of the Broker with responsibility for overseeing annuity sales practices and who has a reasonable basis on which to make the certification on behalf of the Broker.

                                    ARTICLE V
                      PRINCIPLES OF ETHICAL MARKET CONDUCT
                      ------------------------------------

Section 5.1. IMSA. MLIDC is a member of the American Council of Life Insurance's
             -----
Insurance Marketplace Standards Association (IMSA), and expects that Broker shall abide by the six principles of ethical market conduct set forth by IMSA in connection with all Contracts sold pursuant to this Agreement. The six principles are as follows: (a) to conduct business according to high standards of honesty and fairness and to render that service to its customers which in the same circumstances, it would apply to or demand for itself; (b) to provide competent and customer focused sales and service; (c) to engage in active and fair competition; (d) to provide advertising and sales material that are clear as to purpose and honest and fair as to content; (e) to provide fair and expeditious handling of customer complaints and disputes; and (f) to maintain a system of supervision and review that is reasonably designed to achieve compliance with these principles of ethical market conduct. Broker shall furnish information, documentation and reports to MLIDC as it may reasonably request in order to permit MLIDC to ascertain whether Broker is conducting its operations in accordance with the Principles of Ethical Market Conduct.

                                   ARTICLE VI
                                  COMPENSATION
                                  ------------

Section 6.1. Payment Under Compensation Schedules. MLIDC shall pay Broker
             -------------------------------------
compensation for the sale of each Contract sold by Representatives of Broker as set forth in Exhibits A and B. MLIDC shall identify to Broker with each such payment the name or names of the Representative(s) of Broker who solicited each Contract covered by the payment. Broker shall be responsible for issuing checks, statements or forms for tax purposes and other administrative duties connected with compensation of such Representatives. Unless otherwise agreed upon by the parties, MLIDC shall have no obligation to any of the employees, agents or Representatives of Broker or Agency for the payment of any compensation. Unless otherwise provided in Exhibits A and B, compensation on the Contracts, including the commissions and fees therein, may be amended by MLIDC at any time, in any manner, and without prior notice.

Section 6.2. Sole Discretion to Refund Premiums. Broker recognizes that MLIDC
             -----------------------------------
and its Affiliates have sole discretion to refund or return purchase payments paid by applicants.

Section 6.3. Chargeback of Compensation. Except as otherwise may be provided in
             ---------------------------
Exhibit A and B, no compensation shall be payable in connection with a purchase payment, and any compensation already paid shall be promptly returned to MLIDC on request, under each of the following conditions:

     a) if MLIDC or its Affiliates, in their sole discretion, determine not to issue the Contract applied for;

     b) if MLIDC or its Affiliates refund or return the purchase payment paid by the applicant for any reason, in whole or in part; or

     c) MLIDC or its Affiliates determine that any person signing an application who is required to be registered and/or licensed or any other person or entity receiving compensation for soliciting purchases of the Contracts is not duly registered and/or licensed to sell the Contracts in the jurisdiction of such attempted sale.

Section 6.4. Offset. When commission has been paid to a Broker hereunder for a
             -------
purchase payment that has since been refunded or returned to the purchaser, MLIDC may, at its option, offset the amount of that commission against any other amounts payable to Broker by MLIDC or any one or more of its Affiliates. In addition, MLIDC may at any time offset against any compensation payable to the Agency or its successors or assigns, any indebtedness due from the Agency to MLIDC or its Affiliates. Nothing contained herein shall be construed as giving Broker, Agency or Representative the right to incur any indebtedness on behalf of MLIDC or its Affiliates. Any remaining indebtedness of Broker to MLIDC or its Affiliates arising under this Agreement shall be a first lien against any monies payable hereunder. The right of Broker, or any person claiming through Broker to receive any compensation provided by this Agreement shall be subordinate to the right of MLIDC to offset such compensation against any such indebtedness of the Broker to MLIDC or its Affiliates.

Section 6.5. No Right to Withhold. Neither Broker nor any of its Representatives
             --------------------
shall have any right to withhold or deduct any part of any premium or other purchase payment it shall receive with respect to the Contracts covered by this Agreement for purposes of payment of commission or for any other purpose.

Section 6.6. Impact on Termination. MLIDC shall pay compensation to Broker for
             ---------------------
Contracts credited to an Agency prior to the termination date of this Agreement, as set forth in Exhibits A and B. Such compensation shall be payable when the premium is due and paid to MLIDC subject to the provisions of this Agreement and of the Compensation Schedule(s).

Section 6.7. MLIDC Payment of Compensation; Discharge of Obligation. Agency and
             ------------------------------------------------------
Broker hereby acknowledge that compensation attributable to the sale of any Contract issued by an Affiliate may be payable directly by MLIDC, in its discretion, to Agency or Broker where permitted, and not by the Affiliate. Agency and Broker further acknowledge that such payment of compensation by MLIDC attributable to the sale of such Contracts shall constitute a complete discharge of the obligation to pay compensation by the Affiliate issuer under this Agreement. The foregoing manner of payment shall not affect the right of offset or chargeback as referred to in Sections 6.3 and 6.4 of this Agreement, or other compensation rules as may be set forth in this Agreement, Exhibits A and B, or rules of the MLIDC or its Affiliates.

Section 6.8. Expenses. Broker is responsible for all expenses incurred by the
             --------
Broker, except as may be agreed to in writing by MLIDC prior to the Broker incurring such expenses. Additionally, MLIDC shall, at its expense, provide its standard advertising and promotional material to the Broker when deemed appropriate by MLIDC.

Section 6.9. Conflict. With respect to compensation under this Agreement, in the
             ---------
event that anything contained in this Article 6 conflicts with the terms of the compensation described in the attached Exhibits A and B, the terms contained in Exhibits A and B shall prevail.

                                   ARTICLE VII
                          COMPLAINTS AND INVESTIGATIONS
                          -----------------------------

Section 7.1. Investigation by Regulator. Broker and MLIDC shall cooperate fully
             --------------------------
in any regulatory investigation or proceeding or judicial proceeding arising in connection with the offer, sale, and/or servicing of the Contracts.

Section 7.2. Customer Complaints. The term Customer Complaint shall mean an oral
             -------------------
or written communication either directly from the purchaser of or applicant for a Contract covered by this Agreement or his/her legal representative, or indirectly from a regulatory agency to which he/she or his/her legal representative has expressed a grievance.

Section 7.3. Notice and Handling of Customer Complaints.
             ------------------------------------------

     a) MLIDC shall promptly notify Broker of MLIDC's receipt of notice of any Customer Complaints relating to sales practices or marketing issues relating to the Contracts by forwarding to Broker a copy of any written materials in connection with such Customer Complaint and any additional information as may be necessary to furnish a complete understanding of same. Broker shall be responsible for resolving Customer Complaints involving sales practices or marketing issues. MLIDC shall cooperate with Broker and provide information to Broker related to sales practices and marketing Customer Complaints that is reasonably required by Broker to facilitate the resolution of such Customer Complaints. During the resolution of a sales practices or marketing related Customer Complaint, Broker shall provide MLIDC with a copy of all correspondence sent and received regarding that Customer Complaint. Nothing contained in this Section 7.3 (a) shall limit MLIDC's right to settle as described in Section 7.4.

     b) Broker shall promptly notify MLIDC of Broker's receipt of notice of any Customer Complaint by forwarding to MLIDC a copy of any written materials in connection with the Customer Complaint and such additional information as may be necessary to furnish a complete understanding of same. MLIDC shall be responsible for resolving Customer Complaints involving administrative issues. Broker shall cooperate with MLIDC and provide information to MLIDC related to administrative Customer Complaints that is reasonably required by MLIDC to facilitate the resolution of such Customer Complaints.

Section 7.4. Right to Settle. MLIDC reserves the right to settle on behalf of
             ---------------
itself, and on behalf of itself and Broker collectively if Broker agrees, any claims, complaints or grievances made by applicants, contract holders or others in connection with the Contracts, and concerning any conduct, act or omission by the Broker or its agents or representatives with respect to the Contracts or any transactions arising out of this Agreement. If Broker does not agree to a collective settlement with MLIDC and MLIDC, on behalf of itself, settles the matter, Broker shall indemnify and hold harmless MLIDC from any and all claims, complaints or grievances made by Broker or any applicant, contract holder or other person or entity made in connection with such matter.

                                  ARTICLE VIII
                           RECORDS AND ADMINISTRATION
                           --------------------------

Section 8.1. Books and Records. Broker shall maintain all books and records as
             ------------------
required by Rules 17a-3 and 17a-4 under the 1934 Act, except to the extent that MLIDC may agree in writing to maintain any such records on Broker's behalf. Records subject to any such agreement shall be maintained by MLIDC as agent for Broker in compliance with said rules, and such records shall be and remain the property of Broker and be at all times subject to inspection by the SEC in accordance with Section 17(a) of that Act. Nothing contained herein shall be construed to affect MLIDC's or its Affiliates' right to ownership and control of all records and documents pertaining to its business operations including, without limitation, its operations relating to the Contracts. MLIDC and Broker shall each retain all records related to this Agreement as required by the 1934 Act, and the rules and regulations thereunder and by any other Applicable Law, as Confidential Information.

                                   ARTICLE IX
              CUSTOMER INFORMATION AND PROTECTED HEALTH INFORMATION
              -----------------------------------------------------

Section 9.1. Treatment of Customer Information. Broker shall treat Customer
             ---------------------------------
Information confidentially as required by Applicable Law and by MLIDC, as described in MLIDC's privacy notices and in accordance with MLIDC policies and procedures. Broker shall also take reasonable and appropriate steps to establish and implement administrative, physical and technical procedures to ensure the confidentiality, security and integrity of Customer Information in accordance with Applicable Law. Broker shall comply with MLIDC's terms of use, policies and procedures with respect to use of MLIDC electronic systems and databases providing access to Customer Information by Broker, its employees and Representatives, and shall promptly report to MLIDC any breach of security related to such systems and databases of which it becomes aware. To the extent that Broker becomes aware of any security breach or unauthorized use, disclosure, acquisition or access to any Customer Information, Broker shall: (i) promptly notify MLIDC, (ii) take all necessary and advisable corrective actions, and (iii) cooperate fully with MLIDC in all reasonable and lawful efforts to prevent, mitigate or rectify such security breach or unauthorized use, disclosure, acquisition, or access to the Customer Information. Broker may use Customer Information only for the purpose of fulfilling its obligations under the Agreement. Broker shall limit access to Customer Information to its employees, Representatives and other Third Parties who need to know such Customer Information to permit Broker to fulfill its obligations under this Agreement and who have agreed to treat such Customer Information in accordance with the terms of this Agreement. Broker shall not disclose or otherwise make accessible Customer Information to anyone other than to the individual to whom the information relates (or to his or her legally authorized representative) or to other persons pursuant to a valid authorization signed by the individual to whom the information relates (or by his or her legally authorized representative), except as required for Broker to fulfill its obligations under this Agreement, as otherwise directed by MLIDC, or as expressly required by Applicable Law. MLIDC and its Affiliates may market, offer, sell or distribute insurance products, including, but not limited to, the Contracts, or any of their other products and related services, outside of this Agreement to customers of Broker provided they do not use Nonpublic Personal Information regarding Broker's customers provided by Broker to specifically target those customers, and such marketing, offering, selling or distributing by

MLIDC and its Affiliates of insurance (including but not limited to the Contracts) or any of their other products or services shall not be subject to the terms of this Agreement.

Section 9.2. Protected Health Information ("PHI"). Notwithstanding anything to
             ------------------------------------
the contrary in this Agreement, in order to comply with HIPAA requirements, Broker agrees with respect to any PHI received, obtained or created by Broker, or disclosed or made accessible to Broker, that Broker: (a) shall not use or disclose PHI except to provide services pursuant to this Agreement and consistent with Applicable Law; (b) shall limit the use of, access to and disclosure of PHI to the minimum required to perform services or by Applicable Law; (c) shall use appropriate safeguards to prevent use or disclosure of PHI except as permitted by this Agreement; (d) shall promptly report to MLIDC any use or disclosure of MLIDC PHI not permitted by this Agreement of which it becomes aware; (e) shall take reasonable steps to mitigate any harmful effect of any use or disclosure of PHI by Broker in violation of the terms of this Agreement or Applicable Law; (f) shall require that any of its Representatives and independent contractors to whom PHI is disclosed or made accessible or who uses PHI has agreed to the same restrictions and conditions that apply to Broker with respect to PHI pursuant to this Agreement; (g) shall, within fifteen (15) days of MLIDC's request, provide to MLIDC any PHI or information relating to PHI as deemed necessary by MLIDC to provide individuals with access to, amendment of, and an accounting of disclosures of their PHI, and to incorporate any amendments of the PHI as requested by MLIDC; (h) shall make its internal practices, books and records relating to its use or disclosure of PHI available to the Secretary of the United States Department of Health and Human Services at his/her request to determine MLIDC's compliance with Applicable Law; (i) agrees that upon termination of this Agreement it shall, if feasible, return to MLIDC or destroy all PHI it maintains in any form and retain no copies, and if such return or destruction is not feasible, to extend the protections of this Agreement to the PHI beyond the termination of this Agreement and for as long as Broker has PHI, and further agrees that any further use or disclosure of the PHI shall be solely for the purposes that make return or destruction infeasible. Destruction without retention of copies is not deemed feasible if prohibited by the terms of this Agreement or by Applicable Law, including record retention requirements under state insurance laws. With respect to PHI received made accessible, maintained or transmitted electronically in the performance of its obligations under this Agreement, Broker further agrees that it shall (1) implement administrative, physical, and technical safeguards that reasonably and appropriately protect the confidentiality, integrity, and availability or any such electronic PHI; (2) ensure that its Representatives agree to implement reasonable and appropriate safeguards to protect such electronic PHI.

Section 9.3. Privacy Notices and Authorization. Broker shall provide to
             ---------------------------------
customers and prospective customers who apply for or purchase MLIDC products, and shall ensure that its Representatives provide to such customers and prospective customers, MLIDC privacy notices as required by Applicable Law and by MLIDC. Broker shall also ensure that its Representatives obtain signed authorizations from customers and prospective customers who apply for MLIDC products, as required by MLIDC, and provide upon request of such customers and prospective customers, copies of their signed authorizations as required by Applicable Law and MLIDC policy. In the event that a customer or prospective customer has signed a MLIDC authorization and subsequently informs Broker or Representatives that he or she is revoking that authorization, Broker shall promptly inform MLIDC in writing of such revocation.

                                    ARTICLE X
                            CONFIDENTIAL INFORMATION
                            ------------------------

Section 10.1. Treatment of Confidential Information. MLIDC and Broker and their
              -------------------------------------
respective Affiliates each shall keep confidential all Confidential Information of the other. Without limiting the generality of the foregoing, MLIDC and Broker and their respective Affiliates shall not disclose any Confidential Information to any Third Party without the prior written consent of the other; provided, however, that each may disclose Confidential Information (a) to those of its Representatives who have a need to know the Confidential Information in the ordinary course of business and who are informed of the confidential nature of the Confidential Information, and (b) as and to the extent required by Applicable Law or by legal process or requested by an insurance regulatory or administrative body. However, in the event that clause (b) of the preceding sentence is applicable, the party required or requested to disclose Confidential Information shall give prompt written notice thereof to the other party and shall reasonably cooperate in the other party's efforts to obtain an appropriate remedy to prevent or limit such disclosure. It is understood by MLIDC and Broker that this Section 10.1 shall not prevent Broker from quoting MLIDC premium rates in the ordinary course of business.

Section 10.2. Return of Confidential Information. Promptly upon the termination
              ----------------------------------
of this Agreement or the request of the providing party, the receiving party shall return to the providing party all Confidential Information furnished by the providing party or its Representatives. Neither the receiving party nor any of its Representatives shall make any copies in any form of any documents containing Confidential Information of the providing party without the prior written consent of an officer of the providing party, except such copies as need to be made in the ordinary course of business by MLIDC or Broker to fulfill their respective obligations under this Agreement.

Section 10.3. Damages. MLIDC and Broker each acknowledge that (a) money damages
              -------
may not be a sufficient remedy for breach of this Article X, (b) the Party aggrieved by any such breach may be entitled to specific performance and injunctive and other equitable relief with respect to such breach, (c) such remedies shall not be deemed to be the exclusive remedies for any such breach but shall be in addition to all other remedies available at law or in equity, and (d) in the event of litigation relating to this Article X, if a court of competent jurisdiction determines in a final non-appealable order that either MLIDC or Broker or any of their respective Representatives has breached this
Article X, then the party that is found (or whose Representative is found) to have committed such breach shall be liable for reasonable legal fees incurred by the aggrieved party or its affiliates in connection with such litigation including, without limitation, any appeals.

                                   ARTICLE XI
                          INDEMNIFICATION AND INSURANCE
                          -----------------------------

Section 11.1. Indemnification. Each party shall hold harmless, defend, exonerate
              ---------------
and indemnify each other party to this Agreement, as well as their respective employees, agents, trustees, Representatives, officers or directors, for any and all losses, claims, judgments, fines, penalties, damages, or liabilities (or any actions or threatened actions in respect of any of the foregoing) the other party suffers that results from the actions of the indemnifying party or its representatives with respect to its/their obligations under this Agreement, or breach of any representation, warranty, covenant, condition or duty contained in this Agreement or violation of Applicable Law with respect to its services required under this Agreement.

Section 11.2. Notice of Claim. After receipt of notice of the commencement of,
              ---------------
or threat of, any claim, action, or proceeding by a third party (a "Third Party Action") by a party that believes it is entitled to indemnification under this
Article XI (the "Indemnified Party"), the Indemnified Party shall notify the party obligated to provide indemnification under this Article XI (the "Indemnifying Party") in writing of the commencement thereof as soon as practicable thereafter, provided that the omission to so notify the Indemnifying Party shall not relieve it from any liability under this Article XI, except to the extent that the Indemnifying Party demonstrates that the defense of such Third Party Action is materially prejudiced by the failure to give timely notice. Such notice shall describe the claim in reasonable detail.

Section 11.3. Defense, Settlement and Subrogation.
              ------------------------------------

     a) The Indemnifying Party shall have the right to assume control of the defense of such Third Party Action and shall retain counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party and shall pay the reasonable fees and disbursements of such counsel related to such Third Party Action. The Indemnified Party shall cooperate and provide such assistance as the Indemnifying Party reasonably may request in connection with the Indemnifying Party's defense and shall be entitled to recover from the Indemnifying Party the reasonable out-of-pocket costs of providing such assistance (including reasonable fees of any counsel retained by the Indemnified Party with the consent of the Indemnifying Party to facilitate such assistance). The Indemnifying Party shall inform the Indemnified Party on a regular basis of the status of any Third Party Action and the Indemnifying Party's defense thereof.

     b) In any such Third Party Action, the Indemnified Party may, but shall not be obligated to, participate in the defense of any Third Party Action, at its own expense and using counsel of its own choosing, but the Indemnifying Party shall be entitled to control the defense thereof unless the Indemnified Party has relieved the Indemnifying Party from liability with respect to the particular Third Party Action.

     c) If notice is given to the Indemnifying Party of the commencement of any Third Party Action hereunder and the Indemnifying Party does not, either (i) within ten (10) Business Days after the receipt of such notice, give notice to the Indemnified Party of its election to assume the defense of such Third Party Action, or (ii) give notice to the Indemnified Party that it rejects the claim for indemnification pursuant to Section 11.5 herein, the Indemnified Party shall have the right, at its option and at the Indemnifying Party's expense, to defend such Third Party Action in a manner that the Indemnified Party deems appropriate. In such a case, the Indemnified Party shall not consent to the settlement, compromise or entry of judgment with respect to the Third Party Action without prior written notice to, consultation with, and written consent of the Indemnifying Party, which consent shall not be unreasonably withheld.

     d) In any Third Party Action, the defense of which is controlled by the Indemnifying Party: (i) the Indemnifying Party shall not, without the Indemnified Party's prior written consent, compromise or settle such Third Party Action, if (1) such compromise or settlement would impose an injunction or other equitable relief upon the Indemnified Party or
          (2) such compromise or settlement does not include the Third Party's release of the Indemnified Party from all liability relating to such Third Party Action; and (ii) the Indemnified Party shall not compromise or settle such Third Party Action without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld, provided that, if the Indemnified Party desires to compromise or settle such claim, suit or proceeding and the Indemnifying Party reasonably refuses to consent to such compromise or settlement, the Indemnified Party may enter into a compromise or settlement but shall be solely responsible for the cost of any compromise or settlement amount.

Section 11.4. Claim Not Involving Third Party Action. A claim for
              ---------------------------------------
indemnification by a party hereunder for any matter not involving a Third Party Action may be asserted by notice to another party.

Section 11.5. Notice of Rejection of Claim. Notwithstanding anything within this
              -----------------------------
Article XI to the contrary, a party who has received a notice of claim for indemnification under this Article XI, may notify the party asserting such claim for indemnification that it rejects the claim. Such notice rejecting a claim for indemnification must be given by the rejecting party within ten (10) business days of its receipt of the notice of claim and shall describe the basis for the rejection of the claim in reasonable detail.

Section 11.6. Provisions Not to Control. Notwithstanding anything in this
              --------------------------
Article XI to the contrary, the terms and provisions of Article VII shall control in the event of any conflict or alleged conflict with this Article XI.

                                   ARTICLE XI
                               GENERAL PROVISIONS
                               ------------------

Section 12.1. Term and Termination.
              ---------------------

     a)   Term. This Agreement shall continue in force from the Effective Date,
          -----
          provided that any party may unilaterally terminate this Agreement with or without cause upon thirty (30) days prior written notice of termination to the other parties.

     b)   Termination Due to Change in Status.
          ------------------------------------

          1)   Broker-Dealer Status. The Agreement shall terminate immediately
               ---------------------
               upon MLIDC or Broker ceasing to be a registered broker-dealer or a member of the FINRA.

          2)   Legal Status. The Agreement shall terminate immediately upon the
               -------------
               termination of the legal existence of Selling Broker-Dealer or the Agency, or the merger, consolidation, reorganization, dissolution, receivership or bankruptcy of either, or whenever the Agency is no longer licensed under law to solicit and procure applications for Contracts, unless the Agency notifies the other parties in writing at least thirty (30) days' prior to the occurrence of any of the above events and obtains written permission to continue on a basis approved by the other parties.

     c)   Continuing Obligations. Upon termination of this Agreement, all
          -----------------------
          authorizations, rights and obligations shall cease except (a) the agreements contained in Articles VII, VIII, IX, X and XI, Sections 12.4, 12.5, 12.6 and 12.10 hereof; and (b) the obligation to settle accounts hereunder. Except with respect to records required to be maintained by Broker pursuant to Rules 17a-3 and 17a-4 under the 1934 Act, Broker shall return to MLIDC, within 30 days after the Effective Date of termination, any and all records in its possession which have been specifically maintained in connection with MLIDC's operations related to the Contracts.

Section 12.2. Assignability. This Agreement shall not be assigned by either
              --------------
party without the written consent of the other; provided, however, that MLIDC may assign this Agreement to its Affiliates at any time. Any purported assignment in violation of this Section 12.2 shall be void.

Section 12.3. Amendments. No oral promises or representations shall be binding
              -----------
nor shall this Agreement be modified except by agreement in writing, executed on behalf of the parties by a duly authorized officer of each of them.

Section 12.4. Notices. All notices, demands and other communications required or
              --------
permitted to be given to any party under this Agreement shall be in writing and any such notice, demand or other communication shall be deemed to have been duly given when delivered by hand, courier or overnight delivery service or, if mailed, two (2) Business Days after deposit in the mail and sent certified or registered mail, return receipt requested and with first-class postage prepaid:

     (a)  If to Broker, to the address on the signature page of this Agreement.

     (b)  If to MLIDC:

                    MetLife
                    5 Park Plaza
                    Suite 1900
                    Irvine, CA 92614
                    Attn: Installations

     Either party may change its respective notice address by advance written notice to the other.

Section 12.5. Arbitration.
              ------------

     a)   When Arbitration Required. All disputes and differences between the
          --------------------------
          parties, other than those seeking injunctive relief or a restraining order under this Agreement, or arising with respect to the use of Customer Information, PHI or Confidential Information under Articles IX and X, must be decided by arbitration in accordance with the rules of arbitration of the American Arbitration Association, regardless of the insolvency of either party, unless the conservator, receiver, liquidator or statutory successor is specifically exempted from an arbitration proceeding by applicable state law.

     b)   Initiation of Arbitration. Either party may initiate arbitration by
          --------------------------
          providing written notification to the other party. Such written notice shall set forth (i) a brief statement of the issue(s); (ii) the failure of the parties to reach agreement; and (iii) the date of the demand for arbitration.

     c)   Arbitration Panel. The arbitration panel shall consist of three
          ------------------
          arbitrators. The arbitrators must be impartial and must be or must have been officers of life insurance and or securities companies other than the parties or their affiliates.

     d)   Selection of Arbitrators. Each party shall select an arbitrator within
          -------------------------
          thirty (30) days from the date of the demand. If either party shall refuse or fail to appoint an arbitrator within the time allowed, the party that has appointed an arbitrator may notify the other party that, if it has not appointed its arbitrator within the following ten
          (10) days, an arbitrator shall be appointed on its behalf. The two (2) arbitrators shall select the third arbitrator within thirty (30) days of the appointment of the second arbitrator. If the two arbitrators fail to agree on the selection of the third arbitrator within the time allowed, each arbitrator shall submit to the other a list of three (3) candidates. Each arbitrator shall select one name from the list submitted by the other and the third arbitrator shall be selected from the two names chosen by drawing lots.

     e)   Rules; Place for Meetings; Majority Vote. The arbitrators shall
          -----------------------------------------
          determine all arbitration schedules and procedural rules. Organizational and other meetings shall be held in New York, unless the arbitrators select another location. The arbitrators shall decide all matters by majority vote.

     f)   Decision Final. The decisions of the arbitrators shall be final and
          ---------------
          binding on both parties. The arbitrators may, at their discretion, award costs and expenses, as they deem appropriate, including but not limited to legal fees and interest. The arbitrators may not award exemplary or punitive damages. Judgment may be entered upon the final decision of the arbitrators in any court of competent jurisdiction.

     g)   Fees and Expenses. Each party shall be responsible for (a) all fees
          ------------------
          and expenses of its respective counsel, accountants, actuaries and any other representatives in connection with the arbitration and (b) unless the arbitrators shall provide otherwise, one-half (1/2) of the expenses of the arbitration, including the fees and expenses of the arbitrators.

Section 12.6. Governing Law. This Agreement shall be governed by and construed
              --------------
in accordance with the laws of the State of New York without regard to New York choice of law provisions.

Section 12.7. Entire Understanding. This Agreement and any reference
              ---------------------
incorporated herein constitute the complete understanding of the parties and supersedes in its entirety any and all prior and contemporaneous agreements among the parties with respect to the subject matter discussed herein. No oral agreements or representations shall be binding.

Section 12.8. Third Party Beneficiaries. Nothing in the Agreement shall convey
              --------------------------
any rights upon any person or entity, which is not a party to the Agreement. MLIDC's Affiliates shall be Third Party beneficiaries of this Agreement, entitled to enforce the provision hereof as if they were a party to this Agreement.

Section 12.9. Non-Exclusivity. No territory or product is assigned exclusively
              ----------------
hereunder to Broker and Agency and MLIDC reserves the right in its discretion to enter into selling agreements with other broker-dealers, and to contract with or establish one or more insurance agencies in any jurisdiction in which Broker transacts business hereunder.

Section 12.10. Non-Solicitation of Employees and Agents. For purposes of this
               -----------------------------------------
Section 12.10 only, the term "agent" shall include all appointed agents and Representatives. The parties to this Agreement acknowledge that each may have access to the names and identities of agents of each party as a result of performing their respective obligations under this Agreement, and that each may establish close working relationships with such persons. Therefore:

     a) Broker and Agency (for purposes of this Section 12.10, "Selling Group"), shall not solicit any agent of MLIDC while an agent maintains his/ her affiliation with MLIDC and for twelve (12) months after termination of the affiliation. In addition, Selling Group shall not interfere in any way with the relationships, contractual or otherwise, between MLIDC and its agents. Selling Group shall not induce or encourage, or attempt to induce or encourage, any agent of MLIDC to terminate or change his/ her relationship with MLIDC; and

     b) MLIDC shall not solicit any agent of Selling Group while an agent maintains his/ her affiliation with Selling Group and for twelve (12) months after termination of the affiliation. In addition, MLIDC shall not interfere in any way with the relationships, contractual or otherwise, between Selling Group and its agents. MLIDC shall not induce or encourage, or attempt to induce or encourage, any agent of Selling Group to terminate or change his/ her relationship with Selling Group.

Section 12.11. Waiver. The failure of either party to strictly enforce any
               -------
provision of this Agreement shall not operate as a waiver of such provision or release either party from its obligation to perform strictly in accordance with such provision.

Section 12.12. Counterparts. This Agreement may be executed in counterparts,
               -------------
with the same force and effect as if executed in one complete document.

Section 12.13. Severability. If any provision of this Agreement is declared
               -------------
null, void or unenforceable in whole or in part by any court, arbitrator or governmental agency, said provision shall survive to the extent it is not so declared and all the other provisions of the Agreement shall remain in full force and effect unless, in each case, such declaration shall serve to deprive any of the parties hereto of the fundamental benefits of this Agreement.

Section 12.14. Trademarks. Neither party may use the other party's trademarks,
               -----------
service marks, trade names, logos, or other commercial or product designations (collectively, "Marks") for any purpose whatsoever without the prior written consent of the other party.

     a)   Permission not Implied. Nothing in this Agreement shall be construed
          -----------------------
          as prior written consent to permit (i) any party to use the Marks of the other party, or (ii) any other individual or entity to use the Marks of any party.

     b)   UFS. Nothing contained in this Agreement shall be construed as
          ----
          conferring upon Broker or Representatives any right to use or refer to in advertising, publicity, promotion, marketing or other activities, any Marks, or any other designation or likeness of any of the Peanuts(R) characters or any other character licensed by United Feature Syndicate (including any contraction, abbreviation or simulation of any kind of the foregoing) without prior express permission from United Feature Syndicate, which Broker and Representatives must obtain through Company.

Section 12.15. Preparation of Certificates. Notwithstanding anything to the
               ----------------------------
contrary in this Agreement, Broker and MLIDC shall cooperate fully in the preparation of and execution of any certificates that may be required by a regulatory authority or by Applicable Law, in connection with the offer, sale, and/or servicing of the Contracts.

Section 12.16. Parties' Control of Business and Operations. The performance or
               --------------------------------------------
receipt of services pursuant to this Agreement shall in no way impair the absolute control of the business and operations of each of the parties and their respective Affiliates by their own Board of Directors.

In reliance on the representations set forth and in consideration of the undertakings described, the parties represented below do hereby contract and agree.

"COMPANY"


METLIFE INVESTORS DISTRIBUTION COMPANY
--------------------------------------
(Distribution Company)


By
   ------------------------------------

Richard C. Pearson - Executive Vice President
---------------------------------------------

Date
     ----------------------------------

Address:

5 Park Plaza
----------------
Suite 1900
----------------
Irvine, CA 92614
----------------

Fax #: 949-223-5843
       ------------

"BROKER DEALER"

---------------------------------------
(Broker Firm)


By
   ------------------------------------

---------------------------------------
Print Name & Title

Date
     ----------------------------------

Address:

---------------------------------------

---------------------------------------

---------------------------------------
Fax #:
       --------------------------------

EXHIBIT A

                  SCHEDULE OF VARIABLE PRODUCT AND COMPENSATION

                                [TO BE INSERTED]

EXHIBIT B

     SCHEDULE OF FIXED PRODUCT AND COMPENSATION

     [TO BE INSERTED]

EXHIBIT C

                              METLIFE'S ENTERPRISE
                            REWRITTEN BUSINESS (RWB)
                                      RULES

                           Effective January 16, 2008
                              (Revised May 9, 2003)

                                TABLE OF CONTENTS
                                -----------------

Guiding Principles, Suitability, & Application of the Rules      Page 2

Key Terms & Definitions as Applied to Rewritten Business Rules   Page 4

Rules for Money Coming into a New Life Policy                    Page 5

Rules for Money Coming into a New Annuity                        Page 8

Rules for Money Coming into a New Mutual Fund/WRAP               Page 9

Additional Rules That Apply                                      Page 10

Examples                                                         Page 12

                    GUIDING PRINCIPLES FOR REWRITTEN BUSINESS
                    -----------------------------------------

The objective of this document is to provide information on MetLife's enterprise-wide Rewritten Business (RWB) Rules. These rules were designed based the following guiding principles:

1. Support SUITABLE CHANGE THAT IS DRIVEN BY THE BEST INTEREST AND NEEDS OF THE CUSTOMER.

2. ENTERPRISE CONSISTENCY - Apply the same rules for all business done by all producers in the MetLife family of distribution franchises.

3. Generally pay full compensation for increase in premium and reduced compensation for replaced premium, regardless of source.

4. FAIRNESS - Provide fair compensation for internal, Enterprise-wide replacement transactions that are done with the best interest and needs of the client in mind and in accordance with industry practices and regulatory requirements.

These rules were designed to provide for all known situations that an agent might encounter with suitability and fairness for the client in mind. At the time of the writing of this document, they are believed to cover all situations, BUT it is recognized that our business is not static and a situation may arise where these Rewritten Business Rules will not clearly address the issue. These new rules apply to payment of First Year Compensation. In general, Asset Trail, TLP and renewal commissions will not be affected.

                          SUITABILITY, FIRST & FOREMOST
                          -----------------------------

The rules for Rewritten Business are in place to support suitable transactions that are in the best interest of the customer. Simply stated, all Rewritten
                                                              -------------
Business must be suitable for the customer. A product replacement or switch can
-------------------------------------------
only be recommended if it is in the customer's best interest. In general, when you and your customer are considering rewriting a product to better serve the customer's financial goals, the following guidelines should be followed. For a detailed review of MetLife's suitability guidelines, please refer to the Suitability Tutorial and Replacement Tutorial in the Ethics & Compliance section of the LearnNow website, or the Suitability document posted in the Reference Works section of the Ask Me/Tell Me/Read Me database.

     . The recommendation should be supported by a thorough fact-find and needs analysis.

     . The new product should clearly meet the customer's financial and personal goals, and this should be readily evident to the customer.

     . The benefits of the new product should clearly outweigh the costs and consequences of replacing or switching the existing product.

     . The pros and cons of the proposed transaction should be discussed completely with the customer.

     . Proper disclosure of the replacement or switch must be made to the customer and ALL Company and state requirements must be strictly adhered to with regard to Rewritten Business.

                   WHEN DO THE REWRITTEN BUSINESS RULES APPLY?
                   -------------------------------------------

When a client gives up ALL OR PART OF THE BENEFIT PROVIDED BY AN EXISTING
                       --------------------------------------------------
PRODUCT (either by ceasing to pay required premiums or deposits on the product
-------
or by appropriating the product's cash value) to fund the purchase of a New Product or the rollover into an Existing Product, these Rewritten Business rules will apply. These rules govern the commissions paid on the sale of the second product. These rules apply in the following circumstances as defined by key terms and definitions presented in the following section of this document:

     .    When an Existing Product is rewritten by New Product; or

     . When funds from an Existing Product are used to fund a deposit into another Existing Product; or

     . When an Existing Product is rewritten by a non-enterprise New Product sponsored by, or sold through the enterprise (e.g., products available through the MetLife General Agency.)

For PROTECTION PRODUCTS, and INVESTMENT PRODUCTS, any transaction identified as occurring within the respective Rewritten Business Window (see definition in next section of this document), may trigger the application of these Rewritten Business Rules.

         KEY TERMS & DEFINITIONS AS APPLIED TO REWRITTEN BUSINESS RULES
         --------------------------------------------------------------

EXISTING PRODUCT or PRODUCT BEING REWRITTEN is any "existing" enterprise protection or investment product used to fund the purchase of a new enterprise protection or investment product or to fund a deposit into an Existing Enterprise protection or investment Product.

NEW PRODUCT is any protection or investment product, policy or contract, which rewrites, in whole or part, an Existing Product.

NEW PREMIUM or NEW DEPOSIT is the amount of first-year premium or the initial deposit paid on a New Product. With respect to flexible premium life products, any amount paid in excess of the (base commissionable) premium amount - sometimes referred to as "excess premium" - is excluded.

OLD PREMIUM LEVEL is an amount equal to the first-year premium on an Existing Product. With respect to flexible premium life products, "Old Premium Level" does not include any amount previously paid in excess of the (base commissionable) premium amount - sometimes referred to as "excess premium."

OLD MONEY is the net cash value released (excluding dividend accumulations) from an Existing Product, either as cash build up, accumulation, or policy values, and subsequently appropriated or used to pay any part of a New Premium or Deposit. Appropriation or use of Old Money to pay any part of a New Premium or Deposit may be implied if the use or appropriation occurs within the Rewritten Business Window and the criteria for deeming the money to have been used for that purpose have been met. This will apply whether that cash value is explicitly rolled into the new policy or not. In addition, a full or partial surrender of PUAR/VABR values (or of a paid-up or non-forfeiture policy) on the same life is considered rollover money if it falls within the RWB window, even if the old policy is not otherwise changed or "rewritten."

NEW MONEY is any amount used to pay premium or deposits on a New or Existing Product that is not Old Money. In essence, New Money is any money paid by the client that has not come from an existing enterprise product within the Rewritten Business Window as defined in this document.

REWRITTEN BUSINESS WINDOW is the time frame in which transactions on an Existing Product will trigger the application of these Rewritten Business rules with regard to the issue of a New Product or deposit into an Existing Product. If within this time frame, an Existing Product lapses, is fully or partially surrendered for the cash value, or the annualized premium is reduced by a policy change, these Rewritten Business rules will apply to the commissions on the New Product.

     1) For PROTECTION PRODUCTS, the REWRITTEN BUSINESS WINDOW is 6 months prior to and 12 months after the Date of Part A of a New Product.

     2) For INVESTMENT PRODUCTS, the REWRITTEN BUSINESS WINDOW is 3 months prior to and 3 months after the issue date of a New Product or a deposit into an Existing contract.

                  RULES FOR MONEY COMING INTO A NEW LIFE POLICY
                  ---------------------------------------------

PERMANENT TO PERMANENT / TERM TO TERM / PERMANENT TO TERM LIFE
--------------------------------------------------------------

FULL FIRST-YEAR COMMISSIONS will be paid on the part of the New premium in the New Product that exceeds the premium level of the Old Product.

..    PARTIAL FIRST-YEAR COMMISSIONS will be paid on premium dollars in the New
     Product up to the premium level of the Old Product. The partial commission payable will be determined based on the age of the old policy being rewritten. This applies to "roll-overs" directly into the Cash Value and Paid-Up Riders. Please refer to the table below.

        YEARS        PERCENT OF NORMAL FYC
   OLD POLICY HAS      UP TO OLD PREMIUM     ABOVE OLD PREMIUM
   BEEN IN-FORCE            LEVEL (1)               LEVEL
------------------   ---------------------   -----------------
      Less Than 5              0%                   100%
5 but less than 6             25%                   100%
6 but less than 7             30%                   100%
7 but less than 8             35%                   100%
8 but less than 9             40%                   100%
9 but less than 10            45%                   100%
   10 or more                 50%                   100%

(1)  Also applies to old money rolled over into an accumulation fund (e.g,
     Excess Premium), or                 whole life riders (e.g, VABR).
                         ---------------

..    FOR EXISTING TERM INSURANCE SOLD AFTER 01/01/2001. When existing term insurance that was sold AFTER 01/01/2001 is replaced by a new term policy, the "UP TO OLD PREMIUM LEVEL" percentages in the table above would be doubled.

..    PREMIUM DOUBLING RULE. Should the New Policy base premium at least double that of the Old Policy base premium AND the Old Policy is at least 5 years old, full commission will be paid on all premium dollars related to the base premium of the New Policy. Any Old Money rolled over into an accumulation fund (e.g, Excess Premium), or whole life riders (e.g. VABR) will be commissioned based on the above table.

..    NORMAL RENEWALS will be paid based on published schedules of renewals for the New Policy being written.

..    A PERSISTENCY ADJUSTMENT will apply to offset the "lapse" of the Old
     Product that is being rewritten under the Traditional Life Persistency
     (TLP) arrangement. This adjustment will apply if the Old Product being rewritten is a traditional life policy, has been in force for 5 years or more, and the commissions on the New Product are adjusted under the Rewritten Business Rules.

..    No Commissions are paid for "SAVING" cases.

..    TERM INSURANCE receives the "Percent of Normal FYC" scale if rewritten, unless it is in the last 2 years of the level premium guarantee period, in which case 100% of normal FYC is payable.

TERM TO PERMANENT
-----------------

..    Term-to-permanent commission payments are determined by the conversion rules of the Old Product. For a replacement of a term policy by a permanent policy, where no term conversion is available, full commissions will be paid on the permanent policy.

ANNUITIES/MUTUAL FUND/WRAP ACCOUNT TO LIFE
------------------------------------------

FULL FIRST-YEAR COMMISSIONS will be paid when money is coming from an Old Investment Product and going towards a New Protection Product, EXCEPT for Annuities with surrender/withdrawal charges.

                    RULES FOR MONEY COMING INTO A NEW ANNUITY
                    -----------------------------------------

NON-VARIABLE TO NON-VARIABLE ANNUITY / NON-VARIABLE TO VARIABLE ANNUITY /
-------------------------------------------------------------------------
VARIABLE TO NON-VARIABLE ANNUITY
--------------------------------

..    FULL COMMISSIONS will be paid on New Money included within the New Deposit.

..    ONE-HALF OF THE NORMAL FIRST-YEAR COMMISSION will be paid on the Old Money included within the New Deposit. The commission is only payable if the old annuity contract is beyond the surrender/withdrawal charge period.

..    NO COMMISSIONS will be paid on the Old Money included within the New
     Deposit if a surrender/withdrawal charge was assessed on the old contract.

VARIABLE ANNUITY TO VARIABLE ANNUITY
------------------------------------

..    FULL COMMISSIONS will be paid on New Money included within the New Deposit.

..    NO COMMISSIONS will be paid on any Old Money included within the New
     Deposit.

MUTUAL FUND OR WRAP ACCOUNT TO NON-VARIABLE OR VARIABLE ANNUITY
---------------------------------------------------------------

..    FULL COMMISSIONS will be paid on all money being deposited.

PERMANENT LIFE INSURANCE TO NON-VARIABLE OR VARIABLE ANNUITY
------------------------------------------------------------

..    FULL COMMISSIONS will be paid on New Money included within the New Deposit.

..    FULL FIRST-YEAR COMMISSION will be paid on Old Money included within the
     New Deposit if the life insurance policy has been in force at least 10 years.

..    NO FIRST YEAR COMMISSION paid on Old Money included in the New Deposit if the life insurance policy has been in force for less than 10 years.

SPECIAL RULES APPLICABLE TO ANNUITIES
-------------------------------------

..    NO COMMISSIONS will be payable on company-sponsored exchanges or similar exchanges sponsored by MetLife affiliates.

..    STRETCH/ DECEDENT IRA. If the annuity is an IRA contract and the beneficiary elects a stretch/decedent IRA, NO COMMISSIONS will be paid or credited.

..    ANNUITIZATION. One-half (50%) of the normal commissions/GDC will be credited on an annuitization from a deferred annuity which has been in place for at least two contract years AND on an annuitization using life insurance accumulation amounts or death benefit proceeds under the terms of the policy.

..    SPOUSAL TRANSFERS. If the spouse is the primary beneficiary of the annuity death claim, and he elects to retain the proceeds in his/her name and become the annuitant/owner of the existing contract, no commission will be paid or credited. If the annuity death proceeds are moved to a new annuity, instead of using the spousal assumption/continuation provisions, the same RWB Rules for Old Money coming into a new Annuity will apply. Full first-year commission will be paid on New Money.

               RULES FOR MONEY COMING INTO A NEW MUTUAL FUND/WRAP
               --------------------------------------------------

ONE MUTUAL FUND FAMILY/WRAP TO ANOTHER MUTUAL FUND FAMILY/WRAP
--------------------------------------------------------------

..    FULL FIRST-YEAR COMMISSIONS will be paid, PROVIDED a properly executed
     "Mutual Fund Switch Letter," signed by the client, the Financial Services Representative and his manager, is submitted as part of the transaction.

EXCHANGES WITHIN THE SAME MUTUAL FUND FAMILY
--------------------------------------------

..    FULL FIRST-YEAR COMMISSION will be paid on any amount of New Money.

..    NO FIRST-YEAR COMMISSION will be paid when Old Money from a mutual fund family is used to fund a mutual fund from the same family of funds. There is generally no sales charge to the client for this exchange, and as such, there is no commission payable.

ANNUITY TO MUTUAL FUND/WRAP ACCOUNT
-----------------------------------

..    FULL COMMISSION will be paid on New Money.

..    FULL FIRST-YEAR COMMISSION will be paid when a mutual fund or WRAP account rewrites an annuity that is out of the surrender charge period.

..    NO COMMISSION will be paid on the Old Money if the annuity is subject to a surrender/withdrawal charge.

PERMANENT LIFE INSURANCE TO MUTUAL FUNDS/WRAP ACCOUNTS
------------------------------------------------------

..    FULL COMMISSIONS will be paid on New Money included within the New Deposit.

..    FULL FIRST-YEAR COMMISSION will be paid on Old Money included within the
     New Deposit if the life insurance policy has been in force at least 10 years.

..    NO FIRST YEAR COMMISSION paid on Old Money included in the New Deposit if the life insurance policy has been in force for less than 10 years.

                           ADDITIONAL RULES THAT APPLY
                           ---------------------------

The Company reserves the right to apply the rewritten business rules in special situations. Listed here is information regarding several special situations, and the names of individuals you should contact if you encounter a situation where it is unclear how these rules apply.

POLICY LOANS. It is against company rules to recommend policy loans to help fund
-------------
a New or Existing Products. The date of a policy loan check may be used as the "date of lapse" in determining whether a new policy will be considered a "rewritten policy," if, within the Rewritten Business Window:

     1) a loan is taken out on an Existing Policy resulting in the total outstanding loan on that policy to be equal to 80% or more of the total loan value on that policy, AND

     2) the existing policy lapses, is surrendered for the cash value, or the annualized premium is reduced by policy change, with three or less months additional premiums having been paid 31 days after the date of the policy loan check.

Remember that it is against Company policy to recommend policy loans to help fund the purchase of an equity product.

OWNERSHIP CHANGES. When a change in ownership occurs involving a corporation, a
-----------------
qualified retirement plan or an irrevocable trust, the New Policy will not be considered Rewritten Business for RWB commission rule purposes, even though the insured is the same. Neither will an individually-owned policy sold after a corporate-owned policy is terminated because of business failure or bankruptcy.

MATURED ENDOWMENTS. If the funds of an endowment policy, which has matured or is
------------------
within 3 years of maturity, are deposited into a new or existing life insurance policy, annuity, or mutual fund, all the funds will be considered New Money for commission purposes, and full FYCs will be paid.

JUVENILE POLICIES. Full commissions will be credited when a juvenile policy
-----------------
owned by parents, guardians or a trust is rewritten by a New Policy on the same life that also owns the New Policy and the owner of the New Policy is an adult (age 18 or older).

QUALIFIED DOMESTIC RELATIONS ORDER. When a life policy is cancelled because of a
----------------------------------
court ordered settlement and is rewritten by another life policy on the same life, full commissions will be credited. When the assets of an annuity are required to be split because of a Domestic Relations Order or Qualified Domestic Relations Order, no commissions will be paid or credited.

PRODUCT EXCHANGES. The company sometimes sponsors special exchange programs
-----------------
(known as a "company-sponsored exchange") designed to encourage clients to replace an older product with a newer one, typically because the newer product has features the older one lacks that are considered advantageous to the client. The company often provides some incentive to the client to make the sponsored exchange. Special commission provision may also apply. If they do, these special commission provisions will supersede the rules published here.

TERM CONVERSIONS. On a term conversion in the first policy year, the term
----------------
writer's first-year commissions are protected. The writer of the permanent policy will receive first-year commissions on the new policy less the FYC paid on the term policy, and will receive full renewal commissions. A term policy in its second or later policy year may be converted, and full commissions will be credited to the writer effecting the term conversion.

                                    EXAMPLES
                                    --------

It's important to note at this point that the examples below show the net FYC you would receive given the assumptions shown. Remember, AS CURRENTLY IS THE
                                                         -------------------
BUSINESS PROCESS, Full FYC may well be paid out in one pay cycle AND the
----------------
relative Rewritten Business Rule adjustments, may come 1 or more pay cycles later.

EXAMPLE OF HOW THE TABLE WORKS:
-------------------------------

                             PERCENT OF NORMAL FYC
YEARS                -------------------------------------
OLD POLICY HAS       UP TO OLD PREMIUM   ABOVE OLD PREMIUM
BEEN IN-FORCE             LEVEL (1)           LEVEL
------------------   -----------------   -----------------
Less Than 5                   0%                 100%
5 but less than 6            25%                 100%
6 but less than 7            30%                 100%
7 but less than 8            35%                 100%
8 but less than 9            40%                 100%
9 but less than 10           45%                 100%
10 or more                   50%                 100%

(1)  Also applies to old money rolled over into an accumulation fund (e.g,
     Excess Premium), or                 whole life riders (e.g, VABR).
                         ---------------

Assumptions:

..    New Policy FYC Rate is 50%

..    Old Policy in-force for 7 1/2 years (cross table at "7 but less than 8"
     years in-force row)

Results:

..    FYC Rate on New Premium up to the Old Premium level = 17.5% (which is normal FYC Rate 50% x 35% - the % from the chart above)

..    FYC Rate for New Premium above Old Premium level = 50% (New Money, gets full FYC)

EXAMPLES OF A LIFE TO LIFE REWRITTEN POLICY

EXAMPLE 1: Old policy and New Policy have same premium.

Old Policy
----------

..    In-force for 9 years

..    Premium of $1,000

..    $0 net cash value

New Policy
----------

..    New Premium of $1,000

..    Normal FYC rate of 50%

Results:

..    FYC on New Premium up to Old Premium level = 50% x 45% x $1000       = $225.00

..    FYC on New Premium above Old Premium level = 50% x ($1,000 - $1,000) = $  0.00
                                                                            -------
                                                                TOTAL FYC = $225.00

How did we get there?

..    Look Up applicable FYC adjustment rate from table (9 years inforce) = 45%

..    Multiply as shown above for New Premium up to Old Premium level ($1,000)

..    No FYC on New Premium above Old Premium level because New Premium minus Old
     Premium is $0.

EXAMPLE 2: New Policy has $500 more premium than old policy.

Old Policy
----------

..    In-force for 9 years

..    Premium of $1,000

..    $0 net cash value

New Policy
----------

..    New Premium of $1,500

..    Normal FYC rate of 50%

Results:

..    FYC on New Premium up to Old Premium level = 50% x 45% x $1000       = $225.00

..    FYC on New Premium above Old Premium level = 50% x ($1,500 - $1,000) = $250.00
                                                                            -------
                                                                TOTAL FYC = $475.00

How did we get there?

..    Look Up applicable FYC adjustment rate from table (9 years inforce) = 45%

..    Multiply as shown above for New Premium up to Old Premium level ($1,000)

..    FYC on New Premium above Old Premium calculated as above because New
     Premium minus Old Premium is $500.

EXAMPLE 3: New Policy has $500 more premium than old policy, and additional $10,000 of Old Policy Cash Value also being rolled over into new policy.

Old Policy
----------

..    In-force for 9 years

..    Premium of $1,000

..    $10,000 net cash value (Rolled Over to New Policy)

New Policy
----------

..    New Premium of $1,500

..    Normal FYC rate of 50%

Results:

..    FYC on New Premium up to Old Premium level = 50% x 45% x $1000       = $225.00

..    FYC on New Premium above Old Premium level = 50% x ($1,500 - $1,000) = $250.00

..    FYC on net Cash Value from Old Policy =2% x 45% x $10,000            = $ 90.00
                                                                            -------
                                                                TOTAL FYC = $565.00

How did we get there?

..    Look Up applicable FYC adjustment rate from table (9 years inforce) = 45%

..    Multiply as shown above for New Premium up to Old Premium level ($1,000)

..    FYC on New Premium above Old Premium calculated as above because New
     Premium minus Old Premium is $500.

..    Multiply as shown above for Old Money ($10,000) rolled over to new policy.

--------------------------------------------------------------------------------

EXAMPLE 4: Same as example 3, BUT assume $10,000 of Old Policy Cash Value is surrendered by owner (i.e., not rolled over into the new policy.)

Old Policy
----------

..    In-force for 9 years

..    Premium of $1,000

..    $10,000 net cash value (NOT rolled over)
                             ---

New Policy
----------

..    New Premium of $1,500

..    Normal FYC rate of 50%

Results:

..    FYC on New Premium up to Old Premium level = 50% x 45% x $1,000      = $225.00

..    FYC on New Premium above Old Premium level = 50% x ($1,500 - $1,000) = $250.00

..    FYC on net Cash Value from Old Policy ("Old Money")                  = $  0.00
                                                                            -------
                                                 TOTAL FYC                = $475.00

How did we get there?

..    Look Up applicable FYC adjustment rate from table (9 years inforce) = 45%

..    Multiply as shown above for New Premium up to Old Premium level ($1,000)

..    FYC on New Premium above Old Premium calculated as above because New
     Premium minus Old Premium is $500.

..    Since the owner of the contract surrendered the policy, no premium dollars came into the new Policy from "Old Money." Hence, No FYC would be paid on Old Money.

EXAMPLE 5: Same as example 3, BUT $2,500 New Policy Premium. This would cause the Premium Doubling Rule to take effect.

Old Policy
----------

..    In-force for 9 years

..    Premium of $1,000

..    $10,000 net cash value (Rolled over into New Policy)

New Policy
----------

..    New Premium of $2,500

..    Normal FYC rate of 50%

Results:

..    FYC on All New Premium = 50% x $2,500                                    = $1,250.00

..    FYC on net Cash Value from Old Policy ("Old Money") = 2% x 45% x $10,000 = $   90.00
                                                                                ---------
                                                                    TOTAL FYC = $1,340.00

How did we get there?

..    The New base premium is at least double that of the Old base premium, therefore the Premium Doubling Rule applies and Full FYC will be paid on the New Policy base premium.

..    The Old Money rolled into the New Policy will receive FYC based on the
     Table.

--------------------------------------------------------------------------------

EXAMPLE 6 - ANNUITY/MUTUAL FUND/WRAP TO LIFE: $20,000 from an annuity is rolled over into the PUAR of a new life policy, which has a premium of $500.

Old Contract
------------

..    $20,000 in Old Contract (Rolled into PUAR)

..    No Surrender Charges

New Policy
----------

..    $500 New Premium

..    FYC is 50%

Results:

..    FYC Rate of new premium is 50% (50% x 500 = $250) = $250.00

..    FYC on PUAR is 3% ($20,000 x 3% = $600)           = $600.00
                                                         -------
                                             TOTAL FYC = $850.00

How did we get there?

..    Full FYC is paid when money is coming from an "old" Investment & Income product into a "new" Protection product.

..    Old contract was out of the surrender charge period.

EXAMPLES OF AN ANNUITY TO REWRITTEN ANNUITY CONTRACT

EXAMPLE 7: Old annuity is out of the surrender charge period.

Old Contract
------------

..    $100,000 Old Contract Surrender

..    No Surrender Charges

New Contract
------------

..    $100,000 New Contract Deposit

..    GDC Rate of 6%

..    FYC is 35% of GDC

Results:

..    GDC is 6% of New Deposit ($100,000 x 6%= $6,000)

..    FYC Rate of GDC is 35% of $6,000= $2,100

..    1/2 FYC on entire deposit = 50% x $2,100 = $1,050.00
                                                ---------
                                    TOTAL FYC = $1,050.00

How did we get there?

..    Since there were no surrender charges and no New Money deposited, half the
     FYC is paid on the deposit.

--------------------------------------------------------------------------------

EXAMPLE 8: Same as Example 7, but assume additional $10,000 new deposit.

Old Contract
------------

..    $100,000 Old Contract Surrender

..    No Surrender Charges

New Contact
-----------

..    $110,000 New Contract Deposit

..    GDC Rate of 6%

..    FYC is 35% of GDC

Results:

..    GDC is 6% of New Deposit

..    FYC Rate of GDC is 35%

..    Full FYC on "New Money" ($10,000 x 6% x 35% = $210)              = $  210.00
..    1/2 FYC on rollover deposit ($100,000 x 6% x 35% x 50% = $1,050) = $1,050.00
                                                                        ---------
                                                            TOTAL FYC = $1,260.00

How did we get there?

..    Since there were no surrender charges and there was New Money deposited along with the deposit rolled over from the old annuity, full FYC (35% of the GDC) is paid on the "New Money" and half the FYC (50% of the 35% of the
     GDC) is paid on the deposit rolled over. The amount will be paid in the current year.

EXAMPLE 9: Same as Example 7, but old contract is still in the surrender charge period.

Old Contract
------------

..    $100,000 Old Contract Surrender

New Contact
-----------

..    $100,000 New Contract Deposit

..    Surrender Charges

..    GDC Rate of 6%

..    FYC is 35% of GDC

Results:

..    GDC is 6% of New Deposit

..    FYC Rate of GDC is 35%

..    FYC on rollover deposit ($100,000 x 6% x 35% x 0% = $0) = $0.00
                                                               -----
                                                   TOTAL FYC = $0.00

How did we get there?

..    Since the old contract was still in the surrender charges no FYC will be paid.

--------------------------------------------------------------------------------

EXAMPLE 10: Same as Example 8, but old contract is still in the surrender charge period.

Old Contract
------------

..    $100,000 Old Contract Surrender

..    Surrender Charges

New Contact
-----------

..    $110,000 New Contract Deposit

..    GDC Rate of 6%

..    FYC is 35% of GDC

Results:

..    GDC is 6% of New Deposit

..    FYC Rate of GDC is 35%

..    Full FYC on "New Money" ($10,000 x 6% x 35% = $210)     = $210.00

..    FYC on rollover deposit ($100,000 x 6% x 35% x 0% = $0) = $  0.00
                                                               -------
                                                   TOTAL FYC = $210.00

How did we get there?

..    Since the old contract was still in the surrender charge period, no FYC will be paid on the "Old Money" included in the deposit to the new contract. Full FYC (35% of the GDC) is paid on the "New Money."

EXAMPLES OF A MUTUAL FUND/WRAP TO A REWRITTEN MUTUAL FUND/WRAP

EXAMPLE 11: Old fund is from ABC Family. New fund is from XYZ Family, and a properly executed "Mutual Fund Switch Letter" signed by the client, the FSR and his/her manager, has been submitted as part of the transaction.

Old Fund
--------

..    $3,000 in Old Fund

New Fund
--------

..    $3,000 New Fund Deposit

..    GDC Rate of 6%

..    FYC is 35% of GDC

Results:

..    GDC is 6% of New Deposit ($3,000 x 6% = $180)

..    FYC Rate of GDC is 35%

..    FULL FYC ON FUND FAMILY CHANGE $3,000 X6% X35% = $63.00

How did we get there?

..    Since the old and new funds were from different fund families, full FYC is paid.

     T.   IMPORTANT NOTE
          --------------

..    If, in this example, the new fund family was THE SAME AS THE OLD FAMILY, NO
     FYC would be payable.

--------------------------------------------------------------------------------

EXAMPLE 12: Same as Example 11, but additional $1,000 "New Money," where new fund is from the same fund family as old fund.

Old Fund
--------

..    $3,000 in Old Fund

New Fund
--------

..    $4,000 New Contract Deposit

..    GDC Rate of 6%

..    FYC is 35% of GDC

Results:

..    GDC is 6% of New Deposit

..    FYC Rate of GDC is 35%

..    No FYC on "Old Money"

..    FULL FYC ON "NEW MONEY" ($4,000 - $3,000) X 6% X 35% = $21.00

How did we get there?

..    Full FYC is paid on "New Money" only.

EXAMPLES OF A LIFE TO ANNUITY, MUTUAL FUND, OR WRAP

EXAMPLE 13: Life policy in-force 10 or more years, no New Money. Full FYC is paid on "Old Money."

Old Policy
----------

..    $2,000 cash surrender value in Old Policy

..    Policy in-force 12 years

New Contract/Fund
-----------------

..    $2,000 New Contract/Fund Deposit

..    GDC Rate of 6%

..    FYC is 35% of GDC

Results:

..    GDC is 6% of New Deposit

..    FYC Rate of GDC is 35%

..    FULL FYC ON DEPOSIT INTO NEW FUND/CONTRACT ($2,000 X 6% X 35% = $42)

--------------------------------------------------------------------------------

EXAMPLE 14: Life policy in-force less than 10 years, no New Money. No FYC is
                                      -------------
paid on Old Money.

Old Policy
----------

..    $2,000 cash surrender value in Old Policy

..    Policy In-force 8 years

New Contract/Fund
-----------------

..    $2,000 New Contract Deposit

..    GDC Rate of 6%

..    FYC is 35% of GDC

Results:

..    GDC is 6% of New Deposit

..    FYC Rate of GDC is 35%

..    NO FYC ON "OLD MONEY" ($2,000 - $2,000) X 6% X 35% X 0% = $0.00

EXAMPLE 15: Life policy in-force less than 10 years, $1,000 New Money deposited into contract/fund. Full FYC is paid on "New Money" only.

Old Policy
----------

..    $2,000 cash surrender value in Old Policy

..    Policy In-force 8 years

New Contract/Fund
-----------------

..    $3,000 New Contract Deposit

..    GDC Rate of 6%

..    FYC is 35% of GDC

Results:

..    GDC is 6% of New Deposit

..    FYC Rate of GDC is 35%

..    FULL FYC ON "NEW MONEY" ($3,000 - $2,000) X 6% X 35% = $21.00

..    $ 0 GDC on old policy cash surrender value.

--------------------------------------------------------------------------------

EXAMPLE 16: Life policy in-force 10 or more years, $1,000 of New Money deposited into contract/fund. Full FYC is paid on the "Old Money" AND "New Money."

Old Policy
----------

..    $2,000 cash surrender value in Old Policy

..    Policy In-force 12 years

New Contract/Fund
-----------------

..    $3,000 New Contract Deposit

..    GDC Rate of 6%

..    FYC is 35% of GDC

Results:

..    GDC is 6% of New Deposit

..    FYC Rate of GDC is 35%

..    FULL FYC ON DEPOSIT INTO NEW CONTRACT/FUND $3,000 X 6% X 35% = $63.00

     EXHIBIT D

     ASSOCIATED INSURANCE AGENCY

     The Broker/Dealer named below ("Broker"), having executed a Sales Agreement (the "Agreement") by and between Broker, and MetLife Investors Distribution
Company and                                         (collectively "Company")
            ---------------------------------------
dated               that, among other things, provides for sales of Company's or
      -------------
its Affiliates' Variable Contracts through a designated associated insurance agency or agencies, hereby designates the associated insurance agency (the "Associated Insurance Agency") named below as its Agency (as that term is defined in the Agreement) pursuant to Article III thereof. By signing this Exhibit D, each of Broker and the Associated Insurance Agency hereby represents and warrants that the Associated Insurance Agency is and will remain qualified to serve as an Agency in accordance with the terms of the Agreement. The Associated Insurance Agency hereby acknowledges that it has received a copy of the Agreement, that it has reviewed the Agreement and understands all of its terms, covenants and agreements, that it has had the opportunity to consult with counsel of choice relative thereto and that it agrees to be bound by and subject to the terms of the Agreement.

     THIS AGREEMENT CONTAINS A BINDING ARBITRATION PROVISION THAT MAY BE ENFORCED BY THE PARTIES


-----------------------------------------
Broker/Dealer


By:
    -------------------------------------

-----------------------------------------
Print Name & Title

-----------------------------------------
(Tax Identification Number)

-----------------------------------------
(Affiliated Insurance Agency Name)


By:
    -------------------------------------

-----------------------------------------
( Print Name & Title)

-----------------------------------------
(Tax Identification Number)